Exhibit 10.2

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 6th day of July, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.  Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 4, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.   Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.   Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.  Bank has agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.         Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.         Amendments to Loan Agreement.

2.1       Section 2.1.1  (Term Loan Advance). Section 2.1.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(c)        Prepayment.

(i)         Voluntary Prepayment.  Borrower shall have the option to prepay all or any portion of the Term Loan Advances advanced by Bank under this Agreement, provided Borrower (A) delivers written notice to Bank of its election to prepay the Term Loan Advances at least ten (10) days prior to such prepayment, and (B) pays, on the date of such prepayment (1) all accrued and unpaid interest with respect to such Term Loan Advances being prepaid through the date the prepayment is made, plus (2) all unpaid principal with respect to such Term Loan Advances being prepaid, plus (3) the Final Payment, plus (4) the Prepayment Fee, plus (5) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

(ii)       Mandatory Prepayment Upon an Acceleration.  If the Term Loan Advance is accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Term Loan Advance through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan Advance, plus (C) the Final Payment, plus (D) the Prepayment Fee, plus (E) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan Advance.

2.2       Section 2.3  (Fees).  Section 2.3(e) is hereby inserted in the Loan Agreement immediately following Section 2.3(d) of the Loan Agreement:

(e)        Prepayment Fee.  The Prepayment Fee, when due hereunder.

2.3       Section 6.2  (Financial Statements, Reports, Certificates).  Section 6.2(i) is hereby inserted in the Loan Agreement immediately following Section 6.2(h) of the Loan Agreement:

(i)         Beneficial Ownership Information.  Borrower shall provide Bank with prompt written notice of any changes to the beneficial ownership information set out in the Beneficial Ownership Information Disclosure Form.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.

2.4       Section 6.7  (Financial Covenants).  Section 6.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

6.7       Financial Covenants.  Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)        Liquidity Ratio.  As of the last day of each month, a Liquidity Ratio of not less than (i) 1.25:1.00 for each month prior to Borrower achieving the Extension Milestone, and (ii) 1.50:1.00 for each month after Borrower achieves the Extension Milestone.

(b)        Performance to Plan.  As of the last day of each month, Borrower’s TFS Revenue for such month calculated on a cumulative fiscal year to date basis, shall be equal to or greater than the amount set forth for such month on Schedule 1 of the Compliance Certificate.

Commencing with the month ending January 31, 2020, the Performance to Plan financial covenant set forth in this Section shall be calculated based on the annual financial projections approved by Borrower’s  Board of Directors and delivered and accepted by Bank for the 2020 fiscal year (the “2020 Performance to Plan Financial Covenant”).  Borrower and Bank shall negotiate in good faith to reach an agreement on such 2020 Performance to Plan Financial Covenant and, upon reaching such agreement, will execute and deliver to Bank an amendment to this Agreement which provides the terms for the 2020 Performance to Plan Financial Covenant no later than February 28, 2020.

2.5       Section 6.10 (Access to Collateral; Books and Records).  The last paragraph of Section 6.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.6       Section 12.2  (Successors and Assigns).  Section 12.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

12.2     Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

2.7       Section 13  (Definitions).

(a)        The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“Applicable Number” means (a) twenty-four (24) if Borrower does not achieve the Extension Milestone, and (b) thirty-six (36) if Borrower achieves the Extension Milestone.

“Final Payment Percentage” is, for each Term Loan Advance, equal to seven percent (7.00%).

“Interest-Only Period” is the period of time from the Effective Date through December 31, 2018.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, any Bank Services Agreement, the Warrant, any subordination agreement, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement by Borrower and/or any guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Final Payment, the Prepayment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“TFS Revenue” is the aggregate net revenue (gross revenue minus discounts and returns) received by Borrower from (a) the sale of Borrower’s Sensor, Toggle, and Foundry products, (b) any licensing of Borrower’s products, and (c) any non-recurring engineering services revenue received by Borrower.  Evidence of such net revenue shall be received and approved by Bank in Bank’s sole and absolute discretion.

(b)        The following new defined terms are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Beneficial Ownership Information Disclosure Form” means the form attached hereto as Exhibit E.

“EBIDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense.

“Extension Milestone” is the date on which Bank receives and approves evidence satisfactory to Bank, in Bank’s sole and absolute discretion, on or before the Conversion Date, that for the fiscal year ended December 31, 2018, (i) Borrower has received gross revenue of at least Fifty-Four Million Eight Hundred Ninety-Three Thousand Eight Hundred Dollars ($54,893,800), and (ii) Borrower has achieved an EBIDA loss of no greater than Seven Million Three Hundred Sixty-Seven Thousand Eighty-Eight Dollars ($7,367,088).

“First Amendment Effective Date” is July 6, 2018.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Prepayment Fee” shall be an additional fee, payable to Bank, with respect to the Term Loan Advances, in an amount equal to (a) Two Hundred Forty Thousand Dollars ($240,000) if the prepayment is made on or before the date that is twelve (12) months after the First Amendment Effective Date, and (b) One Hundred Twenty Thousand Dollars ($120,000) if the prepayment is made after the date that is twelve (12) months after the First Amendment Effective Date and on or before the Term Loan Maturity Date.

“Warrant” is that certain Warrant to Purchase Common Stock dated as of the First Amendment Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.

(c)        The defined terms “Non Spin-Torque Product”,  “Spin-Torque Milestone”, and “Spin-Torque Product”, set forth in Section 13.1 of the Loan Agreement and all references thereto in the Loan Agreement are deleted in their entirety.

2.8       Compliance Certificate.  From and after the date hereof, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

2.9       Exhibit E (Beneficial Ownership Information Disclosure Form).  The Loan Agreement is hereby amended by adding the Beneficial Ownership Information Disclosure Form attached hereto as Exhibit E as Exhibit E to the Loan Agreement. From and after the date hereof, all references in the Loan Agreement to the Beneficial Ownership Information Disclosure Form shall be deemed to refer to the Beneficial Ownership Information Disclosure Form attached hereto as Exhibit  E.

3.         Original Warrant. Bank and Borrower hereby agree that, as of the date hereof, that each of (i) Warrant to Purchase Stock issued by Borrower to Bank on November 14, 2010, and (ii) Warrant to Purchase Stock issued by Borrower to Bank on February 14, is hereby cancelled and will be returned to Borrower promptly hereafter.

4.         Limitation of Amendments.

4.1       The amendments and waiver set forth in Sections 2 through 4, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.         Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3       The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.         Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.         Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.         Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of a Warrant to Purchase Common Stock dated on or about the date hereof by each party thereto, and (c)Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

	BANK	BORROWER

	SILICON VALLEY BANK	EVERSPIN TECHNOLOGIES, INC.

By:	/s/ Chris Goodwin	/s/ Jeff Winzeler
Name:	Chris Goodwin	Jeff Winzeler
Title	VP	Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	EVERSPIN TECHNOLOGIES, INC.

The undersigned authorized officer of EVERSPIN TECHNOLOGIES, INC., a Delaware corporation, (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
Board Projections	Earlier of (i) 15 days after board approval or (ii) February 28th of each calendar year	Yes No

10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board Projections	FYE within 30 days	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Liquidity Ratio	See Schedule 1	____ to 1.00	Yes No

TFS Revenue	See Schedule 1	$_____	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

EVERSPIN TECHNOLOGIES, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:  ____________________

I.          Liquidity Ratio (Section 6.7(a))

Required:         As of the last day of each month, a Liquidity Ratio of not less than (i) 1.25:1.00 for each month prior to Borrower achieving the Extension Milestone, and (ii) 1.50:1.00 for each month after Borrower achieves the Extension Milestone.

Actual:

A.	Unrestricted cash and Cash Equivalents maintained at Bank	$________
B.	Net accounts receivable	$________
C.	Liquidity (line A, plus line B)	$________
D.	Outstanding Obligations	$________
E.	Liquidity Ratio (line C, divided by line D)	______

Is line E equal or greater than the required ratio?

________ No, not in compliance	________ Yes, in compliance

II.         Performance to Plan (Section 6.7(b))

Required TFS Revenue of Borrower for such month (calculated on a cumulative fiscal year to date basis):

Month Ending	Minimum TFS Revenue
April 30, 2018	$11,052,000
May 31, 2018	$14,485,000
June 30, 2018	$18,889,000
July 31, 2018	$20,933,000
August 31, 2018	$24,492,000
September 30, 2018	$29,069,000
October 31, 2018	$31,355,000
November 30, 2018	$35,355,000
December 31, 2018	$40,498,000
January 31, 2019	$2,493,000
February 28, 2019	$6,979,000
March 31, 2019	$12,459,000
April 30, 2019	$15,049,000
May 31, 2019	$19,724,000
June 30, 2019	$25,439,000
July 31, 2019	$28,399,000
August 31, 2019	$33,739,000
September 30, 2019	$40,264,000
October 31, 2019	$43,840,000
November 30, 2019	$50,277,000
December 31, 2019	$58,144,000

Actual:

A.	Actual TFS Revenue of Borrower for such month (calculated on a cumulative year to date basis):	$___________

Is line A equal to or greater than as required above?

No, not in compliance	Yes, in compliance

EXHIBIT E

Beneficial Ownership Information Disclosure Form

1.   Does any individual,  directly or indirectly (for example, if applicable, through such individual’s equity interests in the Borrower’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of Borrower:

Yes ☐ No ☐

If yes, complete the following information:

	Name	Date of	Residential	For US	For Non-US	Percentage
		birth	address	Persons,	Persons: Type	of
				Social	of ID, ID	ownership
				Security	number,	(if indirect
				Number:	country of	ownership,
				(non-US	issuance,	explain
				persons	expiration date	structure)
should
provide SSN
if available)
1
2
3
4

2.   Identify one individual with significant responsibility for managing Borrower, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions.  If appropriate, an individual listed in Section 1 above may also be listed here.

Name	Date of	Residential	For US Persons,	For Non-US
	birth	address	Social Security	Persons: Type of
			Number:	ID, ID number,
			(non-US persons	country of
			should provide SSN	issuance,
			if available)	expiration date

The undersigned, in his or her individual capacity, hereby certifies, to the best of his or her knowledge, that the information set out in this certificate is true, complete and correct.

Date:

By:
Name:
Title:
Email:
Phone: